EXHIBIT 4.2

THIRD AMENDMENT TO

GOLD RESERVE KSOP PLAN

Pursuant to the powers of amendment reserved in Section 13.01 of the Gold Reserve KSOP Plan (the “Plan”), effective as of May 18, 2021, the Plan is hereby amended as set forth below. Capitalized terms used in this Amendment without definition shall have the meanings set forth in the Plan.

1.             Section A.2.a. of the Adoption Agreement is hereby restated as follows:

2. Plan name:

a.	Gold Reserve Corporation 401(k) Savings Plan

2.             Section H.2.a. of the Adoption Agreement is hereby restated as follows:

2. Participant Self-Direction

a.	Specify the extent to which the Plan permits Participation self-direction and indicate the Plan’s intent to comply with ERISA section 404(c) (Section 9.02):

i.	☐ All Accounts and 404(c) applies
ii.	☐ All Accounts but 404(c) does not apply
iii.	☒ Some Accounts and 404(c) applies
iv.	☐ Some Accounts but 404(c) does not apply
v.	☐ None

3.             Section H.2.b. of the Adoption Agreement is hereby restated as follows:

2. Participant Self-Direction

a.	If Some Accounts is selected, a Participant may self-direct the following Accounts:

i.        ☒ Elective Deferral Account

ii.      ☒ Matching Contribution Account

iii.    ☒ Voluntary Contribution Account

iv.     ☒ Profit Sharing Contribution Account

v.       ☒ Qualified Non-Elective Contribution Account

vi.     ☒ Rollover Contribution Account

vii.   ☒ Transfer Account

viii. ☒ Other: A Participant may self-direct the discretionary Profit Sharing Contribution and the safe harbor Qualified Non-Elective Contribution made to the Plan with respect to the Plan Year ending December 31, 2020, only following the initial investment by the Trustees in employer securities.

4.             Except as otherwise explicitly set forth herein, all provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this amendment on behalf of the Plan Sponsor on this 18th day of May, 2021.

GOLD RESERVE CORPORATION

By: /s/ Rockne J. Timm

Title: President and Director